AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1997

                                                    REGISTRATION NO. 33-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    ---------

                       SHARED TECHNOLOGIES CELLULAR, INC.
           -----------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
           -----------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   06-1386411
                     --------------------------------------
                      (IRS Employer Identification Number)

                  100 GREAT MEADOW ROAD, WETHERSFIELD, CT 06109
                                 (860) 258-2500
                     --------------------------------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                               ANTHONY D. AUTORINO
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       SHARED TECHNOLOGIES CELLULAR, INC.
                              100 GREAT MEADOW ROAD
                             WETHERSFIELD, CT 06109
                                 (860) 258-2500
                     --------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                             MARIANNE GILLERAN, ESQ.
                            MICHAEL J. CASHTON, ESQ.
                               GADSBY & HANNAH LLP
                               225 FRANKLIN STREET
                                BOSTON, MA 02110
                                 (617) 345-7000

                                ----------------




         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.


                                                  -------------------------------

                                                  CALCULATION OF REGISTRATION FEE

----------------------- --------------------- ---------------------- --------------------- ---------------------
 TITLE OF EACH CLASS                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
 OF SECURITIES TO BE        AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
      REGISTERED          REGISTERED(1)(2)          SHARE (3)               PRICE            REGISTRATION FEE
----------------------- --------------------- ---------------------- --------------------- ---------------------
  COMMON STOCK, PAR
VALUE $0.01 PER SHARE      8,904,694                $5.53               $49,242,957.82          $14,922.11
   ("COMMON STOCK")
----------------------- --------------------- ---------------------- --------------------- ---------------------

(1) PURSUANT TO RULE 416, THIS REGISTRATION STATEMENT ALSO COVERS SUCH ADDITIONAL SECURITIES AS MAY BECOME ISSUABLE PURSUANT TO STOCK SPLITS OR SIMILAR TRANSACTIONS.

(2) INCLUDES: (i) 5,686,361 SHARES OF COMMON STOCK WHICH HAVE HERETOFORE BEEN ISSUED BY THE REGISTRANT AND (ii) 3,218,333 SHARES OF COMMON STOCK WHICH MAY BE ISSUED BY THE REGISTRANT TO CERTAIN SHAREHOLDERS UPON THE EXERCISE BY SUCH SHAREHOLDERS OF CERTAIN WARRANTS HELD BY SUCH SHAREHOLDERS.

(3) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(C), BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK, $5.75 AND $5.31, RESPECTIVELY, AS REPORTED BY THE NASDAQ SMALLCAP MARKET ON OCTOBER 24, 1997.

                         -------------------------------




                  SUBJECT TO COMPLETION, DATED OCTOBER 28, 1997

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

================================================================================





PROSPECTUS

                       SHARED TECHNOLOGIES CELLULAR, INC.
                        8,904,694 SHARES OF COMMON STOCK
                            $.01 PAR VALUE PER SHARE

         This Prospectus relates to the offer and sale from time to time by the "Selling Shareholders" named in this Prospectus of up to 8,904,694 shares of Common Stock, $0.01 par value per share (the "Common Stock"), of Shared Technologies Cellular, Inc., a Delaware corporation (the "Company"), as follows:
(i) up to 5,686,361 shares of Common Stock ("Issued Shares") which have heretofore been issued by the Company to certain Selling Shareholders and (ii) up to 3,218,333 shares of Common Stock ("Warrant Shares") which may be issued by the Company to certain Selling Shareholders upon the exercise by such shareholders of certain Common Stock Purchase Warrants held by such shareholders ("Company Warrants"). See "Selling Shareholders."

         This offering (the "Offering") is not being underwritten. The shares of Common Stock being offered hereunder may be sold by the Selling Shareholders and/or their registered representatives from time to time at prices to be determined at the time of such sales. No minimum purchase is required and no arrangement has been made to have funds received by such Selling Shareholders and/or their registered representatives placed in an escrow, trust or similar account or arrangement, unless the proceeds come from a purchaser residing in a state in which the sale of those securities has not yet been qualified. See "Plan of Distribution."

         The Common Stock is traded on the Nasdaq Smallcap market ("Nasdaq") under the symbol "STCL." The shares of Common Stock to be offered for sale pursuant to this Prospectus may be offered for sale on Nasdaq or in privately negotiated transactions. On ______, 1997, the closing price for the Common Stock as reported on Nasdaq was $_______ per share.

         THE SECURITIES OFFERED HEREBY INVOLVE CERTAIN RISKS TO THE PURCHASERS OF SUCH SECURITIES. SEE "RISK FACTORS" BEGINNING ON PAGE ONE OF THIS PROSPECTUS.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                    Price to       Underwriting Discounts          Proceeds to
                                    Public (1)       and Commissions (2)           Selling Shareholders (2)(3)
                                    ----------       -------------------           ---------------------------

Per Share of Common Stock...........  $                     -0-                    $
Total(3)............................  $                     -0-                    $

----------
(1) Estimated prices solely for the purpose of this Prospectus based on the high and low prices for the Common Stock of $_____ and $_____, respectively, as reported on Nasdaq on _________, 1997.

(2) The Offering is not being underwritten. The Selling Shareholders will be responsible for any commissions for the sale of the shares of Common Stock offered in this Prospectus. The distribution of the shares by the Selling Shareholders may be effected in one or more transactions that may take place on Nasdaq, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for the resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commission may be paid by the Selling Shareholders in connection with such sales. See "Selling Shareholders" and "Plan of Distribution."

(3) The Company will receive no part of the proceeds from the sale of the shares of Common Stock by the Selling Shareholders. The Company expects to incur expenses in connection with this offering in the amount of approximately $25,000. See "Use of Proceeds."

                         -------------------------------

             The date of this Prospectus is _______________________






                                TABLE OF CONTENTS

                                            Page                                                      Page

The Company.................................  1      Legal Matters.................................... 18
Risk Factors................................  1      Experts.......................................... 18
Use of Proceeds.............................  5      Information Incorporated by Reference............ 19
Selling Shareholders........................  6      Recent Developments.............................. 20
Plan of Distribution........................ 17      Indemnification.................................. 20
Transfer Agent.............................. 18


                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address of such site is http://www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq Smallcap market ("Nasdaq") under the symbol "STCL". Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. 1735 K Street, N.W., Washington, D.C. 20006.

         NO DEALER, SALESMAN, OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. ALL INFORMATION IN THIS PROSPECTUS IS AS OF THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OF SOLICITATION MAY NOT BE LAWFULLY MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.





                                     - ii -




                                   THE COMPANY

         The following summary does not purport to be complete and is qualified in its entirety by and should be read in conjunction with the more detailed information and financial statements (including the notes thereto) incorporated into this Prospectus. The Company utilizes a fiscal year ending December 31 and each year referred to herein shall be referred to as "fiscal." Investors should carefully consider the information set forth under the heading "Risk Factors."

         Shared  Technologies  Cellular,   Inc.  (the  "Company"),   a  Delaware
corporation incorporated in 1989, is a national cellular service provider offering rental or prepaid services in over 640 of approximately 950 Cellular Geographical Service Areas ("CGSA") within the United States, and cellular activation services in over 690 CGSA's. As a reseller or agent for cellular and PCS carriers, the Company can offer cellular service to approximately 94% of the US population. The Company rents portable cellular telephones to business and leisure travelers, the press, attendees, and participants at conventions, sporting events and government agencies. The Company also operates as a cellular agent at certain locations which involves selling, installing and providing airtime services for cellular customers. The Company also performs nationwide cellular activation services through major retail chains, automobile dealers and mail order distribution companies. Most recently, the Company began supporting the activation, customer service and collection services for national prepaid (debit) cellular service operation. The principal offices of the Company are located at 100 Great Meadow Road, Wethersfield, Connecticut 06109. The Company's telephone number at its principal office is (860) 258-2500.


                                  RISK FACTORS

         The securities offered hereby are highly speculative. Investors should carefully consider the following matters in connection with an investment in the Common Stock in addition to the other information contained or incorporated by reference in this Prospectus. Information contained or incorporated by reference in this Prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may," "will," "would," "could," "intend," "plan," "expect," "anticipate," "estimate," or "continue," or the negative thereof or other variations thereon or comparable terminology. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

HISTORY OF LOSSES

         Generally, since the Company's inception in 1989, the Company has experienced continuing losses, although such losses substantially decreased in 1997.

DEPENDENCE ON KEY RELATIONSHIPS

         The Company is dependent upon its relationships with certain major car rental companies, which collectively accounted for approximately 47%, 40% and 46% of the Company's revenues during 1995, 1996 and the first eight months of 1997, respectively. In some cases, these agreements may be terminated on relatively short notice. In addition, the Company derives a substantial portion of its revenues from its relationship with Thorn Americas ("Thorn"). The Company provides debit (i.e. prepaid) cellular services through Thorn. In 1996 and the first eight months of 1997, this relationship accounted for 6% and 27% of the Company's revenues, respectively.


UNCERTAINTY OF CELLULAR MARKETPLACE

         While the market for cellular communications products and services has grown substantially in recent years, there can be no assurance that such growth will continue at the same rate. Moreover, the Company's foray into the debit (i.e. prepaid) cellular services business represents particular uncertainty with respect to the market for such services as well as the Company's ability to achieve profitable growth within such market.


PRICE OF SERVICES

         The price of cellular services may decrease, and thus negatively impact profitability, as new wireless technologies are developed and compete with traditional cellular telephony.


COMPETITION AND TECHNOLOGICAL OBSOLESCENCE

         The telecommunications industry in general, and the cellular telephone industry in particular, is highly competitive. Competitive factors include price, customer service, geographical coverage and the ability to increase revenues through marketing. The Company's short-term portable service competes with both regional and national cellular service companies, some of which have substantially more experience and greater financial, technical and other resources than the Company. In the agency and activation business, the Company faces competition mainly from other resellers, mass merchants, carriers and agents, many of which may have substantially more experience and greater financial, marketing, technical and other resources than the Company. Such competition may have a material adverse impact on the results of operations of the Company. In addition to competition from other businesses, there is also a significant array of wireless technologies currently under development in the marketplace. Such technological advances may have a material adverse effect on the business of the Company.


SEASONALITY

         The Company has experienced a reduction of revenues in the winter months due to the reduction in business travel during the holiday season and inclement weather. The Company expects such a trend to continue.

GOVERNMENT REGULATION

         From time to time, federal and state legislators and regulators have proposed legislation and regulations that could potentially affect the Company, either beneficially or adversely. Any such legislation or regulation, if adopted, could have a material adverse impact on the Company's operations.


UNCERTAIN ABILITY TO ACHIEVE AND MANAGE PLANNED EXPANSION

      The Company's future success and continued growth may depend on its ability to acquire other companies and/or expand its operations. The Company's expansion would be dependent on a number of factors, including its ability to hire, train, retain and assimilate competent management and other employees, the adequacy of the Company's financial resources and the Company's ability to identify new markets in which it can successfully compete and to adapt its management information and other systems to accommodate expanded operations. In addition, the Company may enter new markets in which it has no prior operating experience. No assurance can be given that the Company will be able to achieve any planned expansion or that such expansion will be profitable. Any expansion, including growth through acquisitions, will place increasing pressure on the Company's management controls. The failure to manage successfully any planned expansion would adversely affect the Company's business. No assurance can be given that any expansion will lead to profitability.


RISKS ASSOCIATED WITH ACQUISITIONS

      The Company's growth strategy may include acquisitions. No assurance can be given that the Company will successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired operations into existing operations or expand into new markets. No assurance can be given that acquisitions will not have a material adverse effect upon the Company's operating results, particularly in the fiscal quarters immediately following the consummation of such transactions, while operations of the acquired businesses are being integrated into the Company's operations. Once integrated, acquired operations may not achieve profitability.


FINANCING GROWTH

      Future expansions through acquisitions, development of new products, or growth of existing operations will require significant capital. To date, the Company has financed such expansion substantially through the sale of equity. The Company currently has no bank financing or line of credit in place, although it is engaged in discussions with various sources of financing from time to time. No assurance can be given that the Company will obtain such sources of financing at favorable terms, if at all. If such sources do not provide sufficient funds, the Company will be unable to pursue its growth strategy, which would have a material adverse effect on the Company's ability to increase its revenues.


FLUCTUATING STOCK PRICE

         The market price of the Company's Common Stock has fluctuated since the Company's initial public offering in April 1995. There is no assurance that the market price of the Common

Stock will be subject to continuous fluctuations in the future. The Common Stock is traded on the Nasdaq Smallcap market, which market has experienced and is likely to experience in the future significant price and volume fluctuations that could adversely affect the market price of the Common Stock without regard to the operating performance of the Company. The Company believes factors such as quarterly fluctuations in financial results, announcements of new technologies or announcements by the Company or competitors may cause the market price of the Common Stock to fluctuate, perhaps substantially. These factors, as well as general economic conditions such as recessions or high interest rates, may adversely affect the market price of the Common Stock.


DEPENDENCE ON KEY PERSONNEL

         The Company's future performance depends on the continued contributions of certain key management personnel, including Anthony D. Autorino, its founder, Chairman of the Board of Directors, Chief Executive Officer, and a significant shareholder. There is no assurance that the Company will be able to retain any key members of management or that they will be able to successfully manage the Company's existing operations or achieve any expansion plans. The Company's ability to grow and earn revenues also depends on its ability to attract and retain other management personnel, of which no assurance can be given.

         Mr. Autorino is currently also the Chairman and Chief Executive Officer of Shared Technologies Fairchild, Inc. ("STFI"), a major shareholder of the Company and holder of the STFI Shares. STFI has announced that it is in the process of being acquired by Tel-Save Holdings, Inc. ("Tel-Save") in a stock-for-stock merger transaction. The Company is not involved in such transaction and Mr. Autorino's position with the Company is not effected by the transaction. The Company anticipates, however, that such transaction will be completed by the end of calendar 1997, at which time Mr. Autorino will no longer serve as a director, officer or employee of STFI.


NO DIVIDENDS

         The Company has not paid any dividends to its stockholders since its inception and does not plan to pay any dividends in the foreseeable future. The Company intends to reinvest earnings, if any, in the development and expansion of its business.


LIMITATION ON OFFICERS AND DIRECTORS LIABILITIES

         Pursuant to the Company's Restated Certificate of Incorporation, as authorized under applicable Delaware law, (a) directors of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or for any transaction in which a director has derived an improper personal benefit, and (b) the Company shall indemnify its officers and directors to the fullest extent permitted by Delaware law for expenses, fines and judgments (including reasonable attorney's fees) incurred in the defense and settlement of any actions against such persons in connection with their having served as officers and directors of the Company with respect to matters in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interest of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. For a more detailed explanation of these provisions, see "Indemnification."


ANTITAKEOVER  EFFECTS;  DELAWARE LAW AND CERTAIN CHARTER  PROVISIONS;  PREFERRED
STOCK

         The Company's Restated Certificate of Incorporation, as amended, as well as Delaware corporate law, contain certain provisions that could have the effect of delaying, deferring or preventing a change in control of the Company and could adversely affect the prevailing market price of the Common Stock. Certain of such provision impose various procedural and other requirements that could make it more difficult for stockholders to effect certain corporate actions. Other provisions allow the Company to issue, without stockholder approval, preferred stock having rights senior to those of the Common Stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors, without further action by stockholders, and may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. The issuance of any preferred stock could adversely affect the rights of the holders of the Common Stock, and therefore reduce the value of the Common Stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict the Company's ability to merge with or sell its assets to at third party, thereby preserving control of the Company by its then owners.


FUTURE SALES OF COMMON STOCK

         The Company's board of directors has the authority, without action or vote of the stockholders, to issue all or part of any authorized but unissued shares of Common Stock, including shares authorized but unissued under the Company's stock option plans. Any such issuance will dilute the percentage of ownership interest of stockholders and may further dilute the book value of the Common Stock. In addition, holders of options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company.

         The sale, or availability for sale, of a substantial number of shares of Common Stock in the public market as a result of or following this offering could adversely affect the market price for the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities.


                                 USE OF PROCEEDS

         The Company will receive no part of the proceeds from the sale of the shares of Common Stock by the Selling Shareholders. The Company expects to incur expenses in connection with this offering in the amount of approximately $25,000 for filing, legal, accounting and miscellaneous fees and expenses. The Company will not pay for, among other expenses, commissions and discounts of brokers, dealers or agents or the fees and expenses of counsel for the Selling Shareholders. See "Selling Shareholders" and "Plan of Distribution."


                              SELLING SHAREHOLDERS

         This Prospectus relates to the offer and sale from time to time by the Selling Shareholders named in this Prospectus of up to (i) 5,686,361 shares of Common Stock ("Issued Shares") which have heretofore been issued by the Company to certain Selling Shareholders and (ii) 3,218,333 shares of Common Stock ("Warrant Shares") which may be issued by the Company to certain Selling Shareholders upon the exercise by such shareholders of certain Common Stock Purchase Warrants ("Company Warrants") held by such shareholders.

         The Issued Shares and the Warrant Shares are being registered to permit public secondary trading of the shares from time to time by the Selling Shareholders. Such securities are being registered at the expense of the Company. The Company will not pay for the fees and expenses of the Selling Shareholders, their attorneys or other representatives, as a result of the sale of such securities by the Selling Shareholders. See "Use of Proceeds" and "Plan of Distribution."

         The Company has previously issued the Issued Shares to certain Selling Shareholders in various private transactions between the Company and such shareholders. Such Issued Shares may be sold publicly hereunder. Certain of the Issued Shares (the "STFI Shares") are held by Shared Technologies Fairchild Inc. ("STFI"), a former parent and former majority shareholder of the Company, which currently holds approximately 25.4% of the Company's issued and outstanding shares of Common Stock. Certain Selling Shareholders listed below currently hold warrants to purchase the STFI Shares from STFI ("STFI Warrants"). The STFI Warrants were issued to such Selling Shareholders in various private transactions. Under this Prospectus, (i) STFI may sell the STFI Shares to the Selling Shareholders who hold STFI Warrants, and, from time to time, such Selling Shareholders may resell their STFI Shares to the public or (ii) upon the cancellation or expiration of the STFI Warrants, STFI may sell the STFI Shares to the public. The STFI Warrants expire on May 1, 1999. STFI has announced that it is in the process of being acquired by Tel-Save Holdings, Inc. ("Tel-Save") in a stock-for-stock merger transaction which may be consummated by the end of calendar 1997. Upon the consummation of such merger, Tel-Save will therefore be the holder of the STFI Shares and entitled to resell such shares hereunder as a Selling Shareholder. To the Company's knowledge, no other Issued Shares are subject to similar warrants or purchase rights.

         The Company may, from time to time, issue the Warrant Shares to certain Selling Shareholders, but only upon the exercise by such shareholders of Company Warrants currently held by such Selling Shareholders. The Company Warrants were issued to certain Selling Shareholders by the Company from 1995 to 1997 in various private transactions. The Company Warrants expire at various times. No assurance can be given that any Selling Shareholders will exercise their Company Warrants, and the Company cannot predict when, and to what extent the holders of any Company Warrants will exercise their warrants, if at all. The Warrant Shares, when purchased from the Company, may be sold publicly hereunder.

         Additional information concerning Selling Shareholders holding Issued Shares and Warrant Shares is contained in the following table, which sets forth certain information to the best of the Company's knowledge concerning the Selling Shareholders, the number of shares to be offered and sold by each Selling Shareholder and the amount of Common Stock that will be owned by each Selling Shareholder following the offering (assuming sale of all shares of Common Stock being offered hereby) by the Selling Shareholders.

                                                                                                   Percentage of
                                     Beneficial                                Beneficial           Common Stock
                                    Ownership of       Number of Shares       Ownership of          Beneficially
                                 Common Stock Prior   of Common Stock to   Common Stock After       Owned After
       Selling Shareholder           to Offering          be Offered            Offering              Offering
       -------------------           -----------          ----------            --------              --------

1.     Shared Technologies          1,832,070 (1)        1,832,070 (1)                0                   *
       Fairchild Inc. ("STFI")

2.     North Hampton Holdings          34,649 (2)           34,649 (2)                0                   *
       Corporation III

3.     The Jenifer Altman              38,215 (3)           38,215 (3)                0                   *
       Foundation

4.     The Ennismore                1,666,666 (4)        1,666,666 (4)                0                   *
       Corporation

5.     RHI Holdings, Inc.("RHI")    1,000,000 (5)        1,000,000 (5)                0                   *

6.     H.J. Meyers                     36,000 (6)           36,000 (6)                0                   *

7.     Vertical Financial Ltd.        126,383 (7)          126,383 (7)                0                   *

8.     International Capital          681,667 (8a)         671,667 (8b)          10,000 (8c)              *
       Partners, Inc. ("ICP")

9.     Consulting for                  30,000 (9)           30,000 (9)                0                   *
       Strategic Growth, Ltd.

10.    Estate of Carol F.             129,666 (10)         116,666 (10)          13,000                   *
       Autorino

11.    Vincent DiVincenzo             280,382 (11a)        258,715 (11b)         21,667 (11c)             *

12.    Sean P. Hayes                  123,048 (12a)         79,715 (12b)         43,333 (12c)             *

13.    Kenneth M. Dorros              100,938 (13a)         85,105 (13b)         15,833 (13c)             *

14.    Donna D. DiBella               236,666 (14)         236,666 (14)               0                   *

15.    Thomas H. Decker               125,666 (15a)        111,666 (15b)         14,000 (15c)             *

16.    John Lovkay                     47,001 (16a)         18,334 (16b)         28,667 (16c)             *

17.    Ismael Pinho                    31,666 (17a)         21,666 (17b)         10,000 (17c)             *

18.    Jon Sorenson                    30,834 (18a)          5,834 (18b)         25,000 (18c)             *



                                      -7-





                                                                                                   Percentage of
                                     Beneficial                                Beneficial           Common Stock
                                    Ownership of       Number of Shares       Ownership of          Beneficially
                                 Common Stock Prior   of Common Stock to   Common Stock After       Owned After
       Selling Shareholder           to Offering          be Offered            Offering              Offering
       -------------------           -----------          ----------            --------              --------

19.    Emelio Bassini                 100,000 (19)         100,000 (19)               0                   *
       Retirement Plan

20.    Piers Playfair                  33,334 (20)          33,334 (20)               0                   *

21.    George William Mauerman         50,000 (21)          50,000 (21)               0                   *

22.    Adrien W. Mauerman             116,666 (22)         116,666 (22)               0                   *
       Testamentary Trust

23.    Anthony D. Autorino          2,092,833 (23a)        602,764 (23b)         81,333 (23c)             *

24.    Jeffrey J. Steiner             300,000 (24)         300,000 (24)               0                   *

25.    Richard P. Webb                 33,333 (25)          33,333 (25)               0                   *

26.    Paul R. Barry                  163,438 (26a)        145,105 (26b)         18,333 (26c)             *

27.    Patricia LaPierre              102,500 (27a)        100,000 (27b)          2,500 (27c)             *

28.    Mary van Schuyler Raiser         9,554 (28)           9,554 (28)               0                   *

29.    Kevin Schottlander              20,000 (29)          20,000 (29)               0                   *

30.    Wesley Skorski                  35,000 (30a)         30,000 (30b)          5,000 (30c)             *

31.    Edythe M. Brewster              18,667 (31a)         15,000 (31b)          3,667 (31c)             *

32.    Linda L. Fazzina                16,664 (32a)         15,000 (32b)          1,664 (32c)             *

33.    Jennifer Rieber                  8,904 (33a)          4,737 (33b)          4,167 (33c)             *

34.    Donald E. Miller                25,000 (34)          25,000 (34)               0                   *

35.    Jo McKenzie                     25,000 (35)          25,000 (35)               0                   *

36.    Estate of Edward J.             25,000 (36)          25,000 (36)               0                   *
       McCormack, Jr.

37.    Natalia Hercot                  25,000 (37)          25,000 (37)               0                   *

38.    Renee Autorino                  16,667 (38a)          5,000 (38b)         11,667 (38c)             *

39.    Maryann Elkas                   14,167 (39a)          2,500 (39b)         11,667 (39c)             *





                                      -8-





                                                                                                   Percentage of
                                     Beneficial                                Beneficial           Common Stock
                                    Ownership of       Number of Shares       Ownership of          Beneficially
                                 Common Stock Prior   of Common Stock to   Common Stock After       Owned After
       Selling Shareholder           to Offering          be Offered            Offering              Offering
       -------------------           -----------          ----------            --------              --------

40.    S. Robert Pye                   39,485 (40a)         29,485 (40b)         10,000 (40c)             *

41.    Robin Craig                      3,500 (41a)          2,500 (41b)          1,000 (41c)             *

42.    Niels Pederson                   3,500 (42a)          2,500 (42b)          1,000 (42c)             *

43.    Michael Riccardi                 3,500 (43a)          2,500 (43b)          1,000 (43c)             *

44.    Peggy J. McGill                  2,500 (44)           2,500 (44)               0                   *

45.    James L. Green                  10,515 (45a)            515 (45b)         10,000 (45c)             *

46.    The North Fork Group             8,325 (46)           8,325 (46)               0                   *

47.    Triad Capital Partners,         16,675 (47)          16,675 (47)               0                   *
       Inc.

48.    General Capital                 62,763 (48)          62,763 (48)               0                   *
       Holdings, Ltd.

49.    Peoples Telephone              100,000 (49)         100,000 (49)               0                   *
       Company

50.    Thomas S. Parigian               1,980 (50)           1,980 (50)               0                   *

51.    William F. Masucci               2,475 (51)           2,475 (51)               0                   *

52.    Michael A. Bresner              11,975 (52)          11,975 (52)               0                   *

53.    Robert J. Setteducati            3,960 (53)           3,960 (53)               0                   *

54.    Michael Vanechanos               1,238 (54)           1,238 (54)               0                   *

55.    Joseph Galligan                  1,238 (55)           1,238 (55)               0                   *

56.    James C. Witzel                  1,485 (56)           1,485 (56)               0                   *

57.    Alza Corporation                30,000 (57)          30,000 (57)               0                   *
       Retirement Plan

58.    Tenet Healthcare Corp.          82,087 (58)          82,087 (58)               0                   *
       Master Trust

59.    Asphalt Green, Inc.             16,000 (59)          16,000 (59)               0                   *

60.    Brearley School                 19,107 (60)          19,107 (60)               0                   *
       Endowment Fund



                                      -9-





                                                                                                   Percentage of
                                     Beneficial                                Beneficial           Common Stock
                                    Ownership of       Number of Shares       Ownership of          Beneficially
                                 Common Stock Prior   of Common Stock to   Common Stock After       Owned After
       Selling Shareholder           to Offering          be Offered            Offering              Offering
       -------------------           -----------          ----------            --------              --------

61.    Chapin School Ltd.              28,661 (61)          28,661 (61)               0                   *
       Endowment Fund

62.    Demvest Equities L.P.           19,107 (62)          19,107 (62)               0                   *

63.    Fred & Lucy Giampino             9,555 (63)           9,555 (63)               0                   *
       JTWROS

64.    HBL Charitable Unitrust         19,107 (64)          19,107 (64)               0                   *

65.    Helen Hunt                      19,107 (65)          19,107 (65)               0                   *

66.    Jeanne L. Morency                9,553 (66)           9,553 (66)               0                   *

67.    Psychology Associates            9,555 (67)           9,555 (67)               0                   *

68.    Arthur D. Little               150,000 (68)         150,000 (68)               0                   *
       Employees Investment
       Plan

69.    City of Milford                 76,430 (69)          76,430 (69)               0                   *
       Employee Pension Fund

70.    National Federation of          38,215 (70)          38,215 (70)               0                   *
       Independent Business
       Employee Pension Trust

71.    Norwalk Employees               38,215 (71)          38,215 (71)               0                   *
       Pension Plan

72.    Planned Parenthood of           19,107 (72)          19,107 (72)               0                   *
       New York City

73.    Roanoke College                 57,323 (73)          57,323 (73)               0                   *

74.    Tab Products Company            38,215 (74)          38,215 (74)               0                   *
       Pension Plan

75.    Warren Investment               19,107 (75)          19,107 (75)               0                   *
       Group, Ltd.

76.    Warren Otologic Group           19,107 (76)          19,107 (76)               0                   *
       P/S Trust



                                      -10-





                                                                                                   Percentage of
                                     Beneficial                                Beneficial           Common Stock
                                    Ownership of       Number of Shares       Ownership of          Beneficially
                                 Common Stock Prior   of Common Stock to   Common Stock After       Owned After
       Selling Shareholder           to Offering          be Offered            Offering              Offering
       -------------------           -----------          ----------            --------              --------

77.    William B. Lazar                 9,554 (77)           9,554 (77)               0                   *

78.    Wells Family LLC                95,538 (78)          95,538 (78)               0                   *

79.    Harold & Grace Willens          19,107 (79)          19,107 (79)               0                   *
       JTWROS

80.    Public Employee                538,333 (80)         538,333 (80)               0                   *
       Retirement System of
       Idaho

81.    City of Stamford               126,667 (81)         126,667 (81)               0                   *
       Firemen's Pension Fund

82.    State of Oregon/ZCG            791,667 (82)         791,667 (82)               0                   *

83.    Van Loben Sels                  95,000 (83)          95,000 (83)               0                   *
       Charitable Foundation

84.    Raiser Marital Trust            38,216 (84)          38,216 (84)               0                   *

------------------
*        Less than 1%

(1) Includes 1,832,070 Issued Shares ("STFI Shares") which are subject to purchase from STFI by certain Selling Shareholders pursuant to the STFI Warrants. Under this Prospectus, (i) STFI may sell the STFI Shares to the Selling Shareholders who hold STFI Warrants, and, from time to time, such Selling Shareholders may resell their STFI Shares to the public or (ii) upon the concellation or expiration of the STFI Warrants, STFI may sell the STFI Shares to the public. The STFI Warrants expire on May 1, 1999. STFI has announced that it is in the process of being acquired by Tel-Save Holdings, Inc. ("Tel-Save") in a stock-for-stock merger transaction which may be consummated by the end of calendar 1997. Upon the consummation of such merger, Tel-Save will therefore be the holder of the STFI Shares and entitled to resell such shares hereunder as a Selling Shareholder.

(2)      Includes 34,649 Warrant Shares.

(3)      Includes 38,215 Issued Shares.

(4)      Includes 833,333 Issued Shares and 833,333 Warrant Shares.

(5) Includes 500,000 Issued Shares and 500,000 Warrant Shares. RHI is a principal stockholder of STFI. Mr. Steiner (see Selling Shareholder number 24) beneficially owns a majority of the voting stock of RHI's parent, The Fairchild Corporation.

(6) Includes 36,000 Warrant Shares. H.J. Meyers was the underwriter of the Company's initial public offering.

(7)      Includes 95,000 Warrant Shares and 31,383 Issued Shares.

(8a) Includes 65,000 STFI Shares, 540,000 Warrant Shares, 66,667 Issued Shares and 10,000 shares issuable upon exercise of options.

(8b) Includes 65,000 STFI Shares, 540,000 Warrant Shares, and 66,667 Issued Shares.

(8c)     Includes 10,000 shares issuable issable upon exercise of options.

(9)      Includes 30,000 Warrant Shares.

(10) Includes 58,333 Warrant Shares and 58,333 Issued Shares. Carol F. Autorino was the spouse of Anthony D. Autorino, the Chairman and Chief Executive Officer of the Company (see Selling Shareholder number 23).

(11a) Mr. DiVincenzo is the Treasurer, Chief Financial Officer, and a director of the Company. Includes 21,667 shares issuable upon exercise of options, 194,000 STFI Shares, 16,667 Warrant Shares and 48,048 Issued Shares.

(11b) Includes 194,000 STFI Shares, 16,667 Warrant Shares and 48,048 Issued Shares.

(11c)    Includes 21,667 shares issuable upon exercise of options.

(12a) Mr. Hayes is a Vice President of the Company. Includes 43,333 shares issuable upon exercise of options, 35,000 STFI Shares, 6,667 Warrant Shares and 38,048 Issued Shares.

(12b)    Includes  35,000 STFI Shares,  6,667  Warrant  Shares and 38,048 Issued
         Shares.

(12c)    Includes 43,333 shares issuable upon exercise of options.

(13a) Mr. Dorros was formerly the Vice President, General Counsel and Secretary of the Company. Includes 15,833 shares issuable upon exercise of options, 50,000 STFI Shares, 5,000 Warrant Shares and 30,105 Issued Shares.

(13b)    Includes  50,000 STFI Shares,  5,000  Warrant  Shares and 30,105 Issued
         Shares.

(13c)    Includes 15,833 shares issuable upon exercise of options.

(14) Includes 58,333 Warrant Shares, 58,333 Issued Shares and 120,000 STFI Shares. Ms. DiBella is the spouse of William A. DiBella, a director of and a consultant to the Company.

(15a) Mr. Decker is a director of the Company. Includes 6,000 shares issuable upon exercise of options, 45,000 STFI Shares, 33,333 Warrant Shares and 33,333 Issued Shares.

(15b)    Includes  45,000 STFI Shares,  33,333  Warrant Shares and 33,333 Issued
         Shares.

(15c)    Includes 6,000 shares issuable upon exercise of options.

(16a) Mr. Lovkay is a Vice President of the Company. Includes 28,667 shares issuable upon exercise of options, 5,000 STFI Shares, 6,667 Warrant Shares and 6,667 Issued Shares.

(16b)    Includes  5,000 STFI  Shares,  6,667  Warrant  Shares and 6,667  Issued
         Shares.

(16c)    Includes 28,667 shares issuable upon exercise of options.

(17a) Mr. Pinho is Controller of the Company. Includes 10,000 shares issuable upon exercise of options, 15,000 STFI Shares, 3,333 Warrant Shares and 3,333 Issued Shares.

(17b)    Includes  15,000 STFI Shares,  3,333 Warrant  Shares,  and 3,333 Issued
         Shares.

(17c)    Includes 10,000 shares issuable upon exercise of options.

(18a) Mr. Sorenson is a Vice President of the Company. Includes 25,000 shares issuable upon exercise of options, 2,500 STFI Shares, 1,667 Warrant Shares and 1,667 Issued Shares.

(18b)    Includes  2,500 STFI  Shares,  1,667  Warrant  Shares and 1,667  Issued
         Shares.

(18c)    Includes 25,000 shares issuable upon exercise of options.

(19)     Includes 50,000 Warrant Shares and 50,000 Issued Shares.

(20)     Includes 16,667 Warrant Shares and 16,667 Issued Shares.

(21)     Includes 25,000 Warrant Shares and 25,000 Issued Shares.

(22)     Includes 58,333 Warrant Shares and 58,333 Issued Shares.

(23a) Mr. Autorino is Chairman and Chief Executive Officer of the Company, and until approximately December 1, 1997 will serve as Chairman and Chief Executive Officer of STFI. Includes 58,333 shares issuable upon exercise of options. Includes 129,666 shares owned by the Estate of Carol F. Autorino, of which Mr. Autorino disclaims beneficial ownership (see Selling Shareholder number 10 and note 10). Includes the 1,832,070 STFI Shares offered hereunder, as to which Mr. Autorino disclaims beneficial ownership (see Selling Shareholder number 1 and note 1); however, Mr. Autorino does not disclaim beneficial ownership of 540,000 STFI Shares which he may purchase from STFI pursuant to STFI Warrants held by him. Includes 62,764 Issued Shares.

(23b)    Includes 540,000 STFI Shares and 62,764 Issued Shares.

(23c) Includes 58,333 shares issuable upon exercise of options, and the 13,000 shares to be held by the Estate of Carol F. Atorino after this offering, of which Mr. Autorino disclaims beneficial ownership. Reflects the sale of (i) all of Mr. Autorino's shares to be offered by him hereunder (see note 23b), (ii) all STFI Shares offered hereunder, and (iii) all of the 116,666 shares offered hereunder by the Estate of Carol F. Autorino (see note 10).

(24)     Includes 300,000 STFI Shares.

(25)     Includes 33,333 STFI Shares.

(26a) Mr. Barry is a consultant to the Company. Includes 120,000 STFI Shares, 18,333 shares issuable upon exercise of options and 25,105 Issued Shares.

(26b)    Includes 120,000 STFI Shares and 25,105 Issued Shares.

(26c)    Includes 18,333 shares issuable upon exercise of options.

(27a) Ms. LaPierre is a consultant to the Company. Includes 2,500 shares issuable upon exercise of options and 100,000 STFI Shares.

(27b)    Includes 100,000 STFI Shares.

(27c)    Includes 2,500 shares issuable upon exercise of options.

(28)     Includes 9,554 Issued Shares.

(29)     Includes 20,000 STFI Shares.

(30a) Mr. Skorski is an employee of the Company. Includes 5,000 shares issuable upon exercise of options and 30,000 STFI Shares.

(30b)    Includes 30,000 STFI Shares.

(30c)    Includes 5,000 shares issuable upon exercise of options.

(31a) Ms. Brewster is an employee of STFI and a consultant to the Company. Includes 3,667 shares issuable upon exercise of options and 15,000 STFI Shares.

(31b)    Includes 15,000 STFI Shares.

(31c)    Includes 3,667 shares issuable upon exercise of options.

(32a) Ms. Fazzina is General Counsel and Secretary of the Company. Includes 1,664 shares issuable upon exercise of options and 15,000 STFI Shares.

(32b)    Includes 15,000 STFI Shares.

(32c)    Includes 1,664 shares issuable upon exercise of options.

(33a) Ms. Rieber is an employee of the Company. Includes 4,167 shares issuable upon exercise of options and 4,737 STFI Shares.

(33b)    Includes 4,737 STFI Shares.

(33c)    Includes 4,167 shares issuable upon exercise of options.

(34)     Includes 25,000 STFI Shares.

(35)     Includes 25,000 STFI Shares.

(36)     Includes 25,000 STFI Shares.

(37)     Includes 25,000 STFI Shares.

(38a) Ms. Autorino is an employee of the Company and is the daughter-in-law of Mr. Autorino. Includes 11,667 shares issuable upon exercise of options and 5,000 STFI Shares.

(38b)    Includes 5,000 STFI Shares.

(38c)    Includes 11,667 shares issuable upon exercise of options.

(39a) Ms. Elkas is an employee of the Company. Includes 11,667 shares issuable upon exercise of options and 2,500 STFI Shares.

(39b)    Includes 2,500 STFI Shares.

(39c)    Includes 11,667 shares issuable upon exercise of options.

(40a) Mr. Pye is an employee of the Company. Includes 10,000 shares issuable upon exercise of options, 5,000 STFI Shares, and 24,485 Warrant Shares.

(40b)    Includes 5,000 STFI Shares and 24,485 Warrant Shares.

(40c)    Includes 10,000 shares issuable upon exercise of options.

(41a) Ms. Craig is an employee of the Company. Includes 1,000 shares issuable upon exercise of options and 2,500 STFI Shares.

(41b)    Includes 2,500 STFI Shares.

(41c)    Includes 1,000 shares issuable upon exercise of options.

(42a) Mr. Pedersen is an employee of the Company. Includes 1,000 shares issuable upon exercise of options and 2,500 STFI Shares.

(42b)    Includes 2,500 STFI Shares.

(42c)    Includes 1,000 shares issuable upon exercise of options.

(43a) Mr. Riccardi is an employee of the Company. Includes 1,000 shares issuable upon exercise of options and 2,500 STFI Shares.

(43b)    Includes 2,500 STFI Shares.

(43c)    Includes 1,000 shares issuable upon exercise of options.

(44)     Ms. McGill is an employee of the Company. Includes 2,500 STFI Shares.

(45a) Mr. Green is an employee of the Company. Includes 10,000 shares issuable upon the exercise of options, and 515 Warrant Shares.

(45b)    Includes 515 Warrant Shares.

(45c)    Includes 10,000 shares issuable upon exercise of options.

(46)     Includes 8,325 Warrant Shares.

(47)     Includes 16,675 Warrant Shares.

(48)     Includes 62,763 Issued Shares.

(49)     Includes 100,000 Issued Shares.

(50)     Includes 1,980 Warrant Shares.

(51)     Includes 2,475 Warrant Shares.

(52)     Includes 11,975 Warrant Shares.

(53)     Includes 3,960 Warrant Shares.

(54)     Includes 1,238 Warrant Shares.

(55)     Includes 1,238 Warrant Shares.

(56)     Includes 1,485 Warrant Shares.

(57)     Includes 30,000 Issued Shares.

(58)     Includes 82,087 Issued Shares.

(59)     Includes 16,000 Issued Shares.

(60)     Includes 19,107 Issued Shares.

(61)     Includes 28,661 Issued Shares.

(62)     Includes 19,107 Issued Shares.

(63)     Includes 9,555 Issued Shares.

(64)     Includes 19,107 Issued Shares.

(65)     Includes 19,107 Issued Shares.

(66)     Includes 9,553 Issued Shares.

(67)     Includes 9,555 Issued Shares.

(68)     Includes 150,000 Issued Shares.

(69)     Includes 76,430 Issued Shares.

(70)     Includes 38,215 Issued Shares.

(71)     Includes 38,215 Issued Shares.

(72)     Includes 19,107 Issued Shares.

(73)     Includes 57,323 Issued Shares.

(74)     Includes 38,215 Issued Shares.

(75)     Includes 19,107 Issued Shares.

(76)     Includes 19,107 Issued Shares.

(77)     Includes 9,554 Issued Shares.

(78)     Includes 95,538 Issued Shares.

(79)     Includes 19,107 Issued Shares.

(80)     Includes 283,333 Issued Shares and 255,000 Warrant Shares.

(81)     Includes 66,667 Issued Shares and 60,000 Warrant Shares.

(82)     Includes 416,667 Issued Shares and 375,000 Warrant Shares.

(83)     Includes 50,000 Issued Shares and 45,000 Warrant Shares.

(84)     Includes 38,216 Issued Shares.

         The Selling Shareholders are not restricted as to the price or prices at which they may sell their securities, except that STFI may sell the STFI Shares to certain Selling Shareholders at prices determined by the STFI Warrants. Sales of the securities offered hereunder at less than the market price may depress the market price of the Company's Common Stock. Except with respect to sales of the STFI Shares from STFI to certain Selling Shareholders holding STFI Warrants, it is anticipated that the sale of the securities being offered hereby, when made, will be made through customary channels either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who, may then resell the shares in the over-the-counter market, or at private sales in the over-the-counter market or otherwise, at negotiated prices related to prevailing market prices at the time of the sales, or by a combination of such methods. Thus, the period for the sale of such securities by the Selling Shareholders may occur over an extended period of time.


                              PLAN OF DISTRIBUTION

         The Common Stock offered hereunder may be offered and sold from time to time by the Selling Shareholders. See "Selling Shareholders." The shares of Common Stock covered by this Prospectus may be sold by the Selling Shareholders in one or more transactions on Nasdaq, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of Common Stock may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; (b) a purchase by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this Prospectus, including resale to another broker or dealer; or (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. Thus, the period of distribution of such shares of Common Stock may occur over an extended period of time. In effecting sales, brokers or dealers engaged by a Selling Shareholder may arrange for other brokers or dealers to participate. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales.

         The Company will receive no part of the proceeds from the sale of the shares of Common Stock by the Selling Shareholders. The Company may receive up to approximately $11,679,852 from the exercise of the Company Warrants by certain Selling Shareholders, of which no assurance can be given. The Company cannot predict when and to what extent the holders of any Company Warrants will exercise their warrants, if at all. The Company intends to apply the proceeds of any exercise of the Company Warrants to the Company's general working capital requirements. The Company expects to incur expenses in connection with this offering in the amount of approximately $25,000 for filing, legal, accounting and miscellaneous fees and expenses.The Company will not pay for, among other expenses, commissions and discounts of underwriters, dealers or agents or the fees and expenses of counsel for the Selling Shareholders.

         In offering the securities, the Selling Shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales, and any profits realized by the Selling Shareholders and the compensation such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Company intends to advise the Selling Shareholders that during such time as they may be engaged in a distribution of securities included herein they are required to comply with Regulation M under the Exchange Act (as described in more detail below) and, in connection therewith, that they may not engage in any stabilization activity, except as permitted under the Exchange Act, are required to furnish each broker-dealer through which Common Stock included herein may be offered copies of this Prospectus, and may not bid for or purchase any securities of the company or attempt to induce any person to purchase any securities except as permitted under the Exchange Act.

         Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

                                 TRANSFER AGENT

         The transfer agent for the Company's Common Stock is the Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004.


                                  LEGAL MATTERS

         Certain legal matters relating to the Common Stock offered hereby has been passed upon for the Company by Gadsby & Hannah LLP, 225 Franklin Street, Boston, Massachusetts 02110.


                                     EXPERTS

         The consolidated balance sheets of the Company as of December 31, 1995 and December 31, 1996, and the related consolidated statements of operations, cash flows and stockholders' equity and financial statement schedule for each of the three years in the period ended December 31, 1996, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which is incorporated by reference in this Prospectus, has been incorporated herein in reliance on the report, which report contains an explanatory paragraph relating to the Company's ability to continue as a going concern, of Rothstein, Kass & Company, P.C., independent accountants, on the authority of that firm as experts in accounting and auditing.

                      INFORMATION INCORPORATED BY REFERENCE

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering the Common Stock included in this Prospectus. This Prospectus does not contain all of the information constituting the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, copies of which may be obtained at prescribed rates upon request to the Commission. Statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

         The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 31, 1997, as amended by Form 10-K/A filed May 9, 1997;

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed on May 14, 1997;

         (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed on August 14, 1997;

         (4) The Company's Current Report on Form 8-K filed January 23, 1997;

         (5) The Company's Current Report on Form 8-K/A filed March 14, 1997, amending the Company's Current Report on Form 8-K dated April 27, 1996;

         (6) The Company's Proxy Statement filed April 30, 1997 in connection with the Company's Annual Meeting of Stockholders held on May 23, 1997;

         (7) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed December 20, 1994 and April 19, 1995.


         All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

         Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be made in writing to the Company at the Company's principal executive offices at 100 Great Meadow Road, Wethersfield, Connecticut 06109, Attention: Secretary, or by telephone at (860) 258-2400.


                               RECENT DEVELOPMENTS

         No material changes in the Company's affairs have occurred since the end of the Company's fiscal year ended December 31, 1996, which have not been described in a report on an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company under the Exchange Act.

                                 INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the following provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. Article EIGHTH of the Company's Restated Certificate of Incorporation includes the following language:

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct for a knowing violation of law, (iii) under Section 174 of the [Delaware General Corporation Law ("GCL")], or (iv) for any transaction from which the Director derived an improper personal benefit. If the GCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of this Article EIGHT by the stockholders of the Corporation or otherwise shall not apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omission of such director occurring prior to such amendment or repeal.

         Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. Article NINTH of the Company's Restated Certificate of Incorporation includes the following language:

                           (a) The  Corporation  shall,  to the  fullest  extent
permitted by Section 145 of the GCL, indemnify any person [who] was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right if the Corporation) against any and all of the expenses (including attorney's fees), judgment, fines and amounts paid in settlement actually or reasonably incurred by such person by reason of having been an officer, director, employee or agent at the request of the Corporation, any subsidiary of the Corporation or of any other corporation, partnership, joint venture, trust or other enterprise for which any and all persons who acted as officer, director, employee or agent at the request of the Corporation, if such person acted in good faith and in a manner he reasonably believed to be in [or] not opposed to the best interests of the Corporation, and, with respect to any criminal was unlawful. The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceedings, had reasonably cause to believe that his conduct was unlawful.

                           (b) The  Corporation may indemnify any person who was
or is a party of is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                           (c) To the extent that a director,  officer, employee
or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                           (d) Any indemnification  under subsection (a) and (b)
of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) and (b) of this section. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                           (e) Expenses (including  attorneys' fees) incurred by
an officer or director in defending any civil, criminal administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in the section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

                           (f) The  indemnification  and advancement of expenses
provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                           (g) The Corporation  shall have the power to purchase
and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify a person against such liability under this section.

                           (h) The  indemnification  and advancement of expenses
provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executor and administrator of such a person.

                           (i) If a claim for  indemnification  pursuant to this
section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct set forth in the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the corporation (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct.

         The Company maintains a directors, officers and corporate liability insurance policy in the amount of Ten Million Dollars ($10,000,000).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses payable in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except for the SEC registration fee. The Company does not expect its expenses in connection with this offering to exceed $25,000.

         SEC registration fee................................$14,922.11
         Accounting fees and expenses........................$   500.00
         Legal fees and expenses.............................$ 7,500.00
         Miscellaneous.......................................$ 2,077.89

                  Total......................................$25,000.00


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the following provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. Article EIGHTH of the Company's Restated Certificate of Incorporation includes the following language:

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct for a knowing violation of law, (iii) under Section 174 of the [Delaware General Corporation Law ("GCL")], or (iv) for any transaction



                                      II-1





         from which the Director derived an improper personal benefit. If the GCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of this Article EIGHT by the stockholders of the Corporation or otherwise shall not apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omission of such director occurring prior to such amendment or repeal.

         Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. Article NINTH of the Company's Restated Certificate of Incorporation includes the following language:

                           (a) The  Corporation  shall,  to the  fullest  extent
permitted by Section 145 of the GCL, indemnify any person [who] was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right if the Corporation) against any and all of the expenses (including attorney's fees), judgment, fines and amounts paid in settlement actually or reasonably incurred by such person by reason of having been an officer, director, employee or agent at the request of the Corporation, any subsidiary of the Corporation or of any other corporation, partnership, joint venture, trust or other enterprise for which any and all persons who acted as officer, director, employee or agent at the request of the Corporation, if such person acted in good faith and in a manner he reasonably believed to be in [or] not opposed to the best interests of the Corporation, and, with respect to any criminal was unlawful. The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceedings, had reasonably cause to believe that his conduct was unlawful.

                           (b) The  Corporation may indemnify any person who was
or is a party of is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and


                                      II-2




only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                           (c) To the extent that a director,  officer, employee
or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                           (d) Any indemnification  under subsection (a) and (b)
of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) and (b) of this section. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                           (e) Expenses (including  attorneys' fees) incurred by
an officer or director in defending any civil, criminal administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in the section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

                           (f) The  indemnification  and advancement of expenses
provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                           (g) The Corporation  shall have the power to purchase
and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify a person against such liability under this section.


                                      II-3





                           (h) The  indemnification  and advancement of expenses
provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executor and administrator of such a person.

                           (i) If a claim for  indemnification  pursuant to this
section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct set forth in the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the corporation (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct.

         The Company maintains a directors, officers and corporate liability insurance policy in the amount of Ten Million Dollars ($10,000,000).


ITEM 16.  EXHIBITS

         4.1      Restated Certificate of Incorporation of the Company (filed as
                  Exhibit 3.1 to the Company's Registration Statement on Form SB-2 dated December 8, 1994 and hereby incorporated by reference).

         4.2 Certificates of Amendment of the Restated Certificate of Incorporation of the Company dated January 5, 1995, March 23, 1995, and September 17, 1996.

         4.3 Bylaws of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form SB-2 dated December 8, 1994 and hereby incorporated by reference).

         5        Opinion of Gadsby & Hannah LLP

        23.1      Consent of Rothstein, Kass & Company, P.C.

        23.2      Consent of Gadsby & Hannah LLP (included  in Opinion  filed as
                  Exhibit 5).


                                      II-4





        24        Power of Attorney


ITEM 17.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) to include  any  prospectus  required  by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii)  to  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of


                                      II-5




1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]





                                      II-6






                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wethersfield, State of Connecticut, on October 28, 1997.

                                    SHARED TECHNOLOGIES CELLULAR, INC.


                                    By /s/ Anthony D. Autorino
                                      ---------------------------
                                       Anthony D. Autorino,
                                       Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


    Signature                                      Title                               Date
    ---------                                      -----                               ----

/s/ Anthony D. Autorino                     Chairman, Chief Executive             October 28, 1997
------------------------------------        Officer and Director
Anthony D. Autorino                         (Principal Executive Officer)


/s/ Thomas H. Decker                        Director                              October 28, 1997
-------------------------------------
Thomas H. Decker


/s/ William A. DiBella                      Director                              October 28, 1997
-------------------------------------
William A. DiBella


/s/ Vincent DiVincenzo                      Chief Financial Officer,              October 28, 1997
-------------------------------------       Treasurer and Director
Vincent DiVincenzo                          (Principal Financial and
                                            Accounting Officer)

/s/ Ajit G. Hutheesing                      Director                              October 28, 1997
-------------------------------------
Ajit G. Hutheesing


-------------------------------------       Director
Craig A. Marlar


/s/ Nicholas E. Sinacori                    Director                              October 28, 1997
-------------------------------------
Nicholas E. Sinacori


                                      II-7